Exhibit 1.1

EXECUTION VERSION

4,600,000 Shares

SAGENT PHARMACEUTICALS, INC.

COMMON STOCK (PAR VALUE $0.01 PER SHARE)

UNDERWRITING AGREEMENT

September 10, 2013

September 10, 2013

Morgan Stanley & Co. LLC

Jefferies LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Sagent Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of 4,600,000 shares of the common stock of the Company, par value $0.01 per share (the “Firm Shares”), of which 3,542,470 shares are to be issued and sold by the Company and 1,057,530 shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto. The Selling Shareholders also severally propose to sell to the several Underwriters not more than an additional 690,000 shares of the common stock of the Company, par value $0.01 per share (the “Additional Shares”), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto, if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.01 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (file number 333-185645) on Form S-3, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company and the Shares to be sold by the Selling Shareholders. The registration statement as amended to the date of this Agreement, including the information incorporated by reference therein and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated February 5, 2013 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), including the information incorporated by reference therein, is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), including the information incorporated by reference therein, is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

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(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein as identified in the letter being delivered by you to the Company on the date hereof.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission

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thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the Time of Sale Prospectus, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims securing the Company’s senior secured revolving credit facility as described in the Time of Sale Prospectus and such liens, encumbrances, equities or claims imposed by operation of law in the ordinary course of business.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

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(i) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except as may have been obtained prior to the time of the execution of this Agreement or such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or any of its subsidiaries is subject, is a party or by which any of their assets are bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

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(n) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q) Except as described in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(r) Neither the Company nor any of its subsidiaries or controlled affiliates, nor any director or officer, nor, to the Company’s knowledge, any agent, employee, representative or other affiliate of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any

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political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(s) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(t) (i) The Company represents that neither the Company nor any of its subsidiaries or controlled affiliates, nor any director or officer, nor, to the Company’s knowledge, any agent, employee, representative or other affiliate of the Company or of any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

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(ii) The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company represents and covenants that since January 26, 2006, it and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(u) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(w) The Company and its subsidiaries, as applicable, own, possess, hold, license or otherwise have the right to use, or can promptly acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures),

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trademarks, service marks, domain names and trade names (including any registrations or applications for registration of any of the foregoing) necessary for the conduct of their respective businesses as currently conducted or as otherwise described in the Registration Statement, Prospectus, or Time of Sale Prospectus, and neither the Company nor any of its subsidiaries has received any notice of infringement or misappropriation of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole. The conduct of the business of the Company or any of its subsidiaries does not infringe, violate or otherwise conflict in any material respect with any intellectual property or proprietary rights of others.

(x) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the Company’s knowledge, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; to the Company’s knowledge, neither the Company nor any of its subsidiaries has been refused any material insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(z) The Company and/or its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, including, without limitation, all necessary U.S. Food and Drug Administration (the “FDA”) and applicable foreign regulatory agency approvals; and neither the Company nor any of its subsidiaries has received any warnings or notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

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(aa) To the Company’s knowledge, the manufacturing facilities and operations of its suppliers, are operated in material compliance with all applicable rules, regulations and policies of the FDA and any applicable foreign pharmaceutical regulatory agency.

(bb) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(dd) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of

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the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ee) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder severally, and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Custody Agreement signed by such Selling Shareholder and American Stock Transfer & Trust Company, LLC, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) will not contravene any provision of applicable law, or the certificate of incorporation, by-laws or other organizational documents of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder that is material to such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement of such Selling Shareholder, except as may have been obtained prior to the time of the execution of this Agreement or such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and to sell, transfer and deliver the Shares

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to be sold by such Selling Shareholder or a security entitlement in respect of such Shares, except for any claims, liens, equities or other encumbrances arising under the Custody Agreement.

(d) The Custody Agreement has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder.

(e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) In the case of Mr. Jeffrey Yordon, such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct, is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Time of Sale Prospectus or the Prospectus that has had, or may have, a material adverse effect on the Company and its subsidiaries, taken as a whole.

(g) Such Selling Shareholder is not prompted by any material information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(h) To the extent that any statements or omissions made in the Registration Statement are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder for inclusion

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therein, the Registration Statement did not, when it became effective, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading with respect to such information.

(i) To the extent that any statements or omissions made in the Prospectus are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder for inclusion therein, the Prospectus will not, as of its date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading with respect to such information.

(j) To the extent that any statements or omissions made in the Time of Sale Prospectus or a broadly available road show, if any, are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder for inclusion therein, neither the Time of Sale Prospectus nor such road show, when considered together with the Time of Sale Prospectus, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading with respect to such information.

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $20.0282 a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders, severally and not jointly, agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 690,000 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date may not be earlier than the closing date for the Firm Shares nor

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later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares and each Selling Shareholder agrees, severally and not jointly, to sell the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be sold on such Option Closing Date as the number of Additional Shares set forth in Schedule I hereto opposite the name of such Selling Shareholder bears to the total number of Additional Shares.

Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and described in the Time of Sale Prospectus, (c) the issuance by the Company of options or other stock-based compensation pursuant to equity compensation plans in existence on the date hereof and, in each case, described in the Time of Sale Prospectus, (d) transactions by a Selling Shareholder relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (e) transfers by a Selling Shareholder of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or by will or intestacy, (f) distributions by a Selling Shareholder of shares of Common

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Stock or any security convertible into Common Stock to general or limited partners, members, stockholders or wholly owned subsidiaries of the Selling Shareholders, (g) transfers by a Selling Shareholder to any trust for the direct or indirect benefit of the Selling Shareholders or the immediate family of the Selling Shareholders (for purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); provided that in the case of any transfer or distribution pursuant to clause (e), (f) or (g), (i) each donee, distributee, trustee or transferee shall sign and deliver a lock-up letter substantially in the form of this paragraph and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Restricted Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the Selling Shareholders or the Company, (i) the issuance by the Company of Common Stock as consideration for bona fide acquisitions, joint ventures, strategic partnerships or collaboration arrangements, provided that the amount of Common Stock issued as consideration for such transactions does not in the aggregate exceed 10% of the total Common Stock outstanding immediately following completion of the offering (as adjusted for stock splits, stock dividends and other similar events), and provided further that any recipients thereof agree to enter into lock-up agreements with the Underwriters in the form of Exhibit A hereto with respect to the remaining portion of the Restricted Period or any extension thereof, (j) the filing of one or more registration statements on Form S-8 with the Commission with respect to shares of Common Stock issued or issuable under any equity compensation plan or one or more registration statements on Form S-4 with respect to any shares of Common Stock permitted to be issued pursuant to clause (i) above.

4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $21.25 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.7330 a share under the Public Offering Price.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City

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time, on September 16, 2013 or at such other time on the same or such other date, not later than September 23, 2013, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than October 17, 2013 as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the accuracy of the representations and warranties of the Sellers contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Sellers of its covenants and other obligations hereunder, and to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

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(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurances letter of Kirkland & Ellis LLP, outside counsel for the Company, dated the Closing Date, each substantially in the form attached hereto as Annex A-1 and Annex A-2, respectively.

(d) The Underwriters shall have received on the Closing Date opinions of Ropes & Gray, LLP, Cooley LLP and Kirkland & Ellis LLP, outside counsels for the Selling Shareholders, dated the Closing Date, in the forms attached hereto as Annexes B-1, B-2 and B-3, respectively.

(e) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, covering such matters as they may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

The opinions of Kirkland & Ellis LLP, Ropes & Gray, LLP, Cooley LLP and Kirkland & Ellis LLP described in Section 6(c) and 6(d) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus related to each of the Company and Sagent Agila LLC; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

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(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young Hua Ming, independent auditors, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The “lock-up” agreements, substantially in the form of Annex C hereto, between you and officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(i) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion of Kirkland & Ellis LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii) opinions of Ropes & Gray, LLP, Cooley LLP and Kirkland & Ellis LLP, outside counsels for the Selling Shareholders, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv) an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(v) letters dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, substantially in the same form and substance as the letters furnished to the Underwriters pursuant to Section 6(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

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(vi) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young Hua Ming, independent auditors, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(vii) such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and sale of the Additional Shares to be sold on such Option Closing Date and other matters related to the sale of such Additional Shares.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you upon request, without charge, four signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter upon such Underwriter’s request, a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference); and to make available electronically either via email correspondence or filing with SEC, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

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(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that in no event shall the Company be obligated to qualify to do business

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in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or the sale of Shares, or taxation in any jurisdiction where it is not now subject.

(h) To make generally available to the Company’s security holders and to you as soon as reasonably practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(j) If requested by the Managers, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

8. Covenants of the Sellers. Each Seller, severally and not jointly, covenants with each Underwriter as follows:

(a) Each Seller will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its and the Selling Shareholders obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and certain legal expenses of counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf

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of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonably incurred and documented fees and disbursements of external counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonably incurred and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority (“FINRA”) (up to a maximum of $35,000), (v) all costs and expenses incident to listing the Shares on the NASDAQ Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show (and the Underwriters shall pay for the remaining 50% of the cost of any chartered aircraft), (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders hereunder for which provision is not otherwise made in this Section; provided, however, that the Company shall neither pay for the underwriting discount, selling commissions or share transfer taxes applicable to any Shares sold by the Selling Shareholders, nor pay for the fees and disbursements of counsel for any Selling Shareholder, except for the reasonable fees and disbursements of one counsel for all Selling Shareholders selling Shares in connection with this offering. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

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The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the

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Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein; provided, further, that the liability of a Selling Shareholder pursuant to this subsection (b), taken together with any amount paid or payable by such Selling Shareholder pursuant Section 11(d), shall be limited to an amount equal to the gross proceeds (before deducting underwriting discounts and commissions and other expenses) received by such Selling Shareholder from the sale of the Shares sold by such Selling Shareholder under this Agreement.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnities from the Sellers to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto as identified in the letter being delivered by you to the Company on the date hereof.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in

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respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers, in the case of parties indemnified pursuant to Section 11(a) or Section 11(b), and by the Company, in the case of parties indemnified pursuant to Section 11(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other

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hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of a Selling Shareholder under the contribution agreement contained in this paragraph, taken together with any amount paid or payable by such Selling Shareholder pursuant to Section 11(b), shall be limited to an amount equal to the gross proceeds (before deducting underwriting discounts and commissions and other expenses) received by such Selling Shareholder from the sale of the Shares sold by such Selling Shareholder under this Agreement. Further, the Selling Shareholders’ respective obligations to contribute pursuant to this subsection (e) are several and not joint.

(f) Each of the Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any

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person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on

27

such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonably incurred and documented fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

28

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Certain Terms. The phrase “to the Company’s knowledge” as used in this Agreement shall refer to the actual knowledge, after reasonable inquiry, of each of the Company’s executive officers as identified in the Time of Sale Prospectus.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of: (i) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, attention of Syndicate Department, with a copy to ECM Legal and (iii) Jefferies LLC, 520 Madison Avenue New York, New York 10022, Facsimile: (646) 619-4437, attention: General Counsel; if to the Company shall be delivered, mailed or sent to Sagent Pharmaceuticals, Inc., 1901 North Roselle Road, Suite 700, Schaumberg, Illinois 60195, attention of Michael Logerfo, with a copy to Kirkland & Ellis LLP, 300 North LaSalle Street, Chicago, Illinois, 60654, attention of Dennis M. Myers, P.C. and if to the Selling Shareholders shall be delivered, mailed or sent to (i) Vivo Ventures, LLC, attention Frank Kung, 575 High Street, Suite 201, Palo Alto, CA 94301, with a copy to Ropes & Gray LLP, attention Ryan Murr, Three Embarcadero Center, San Francisco, CA 94111-4006, (ii) CNF Investments II LLC, attention Robert Flanagan, 7500 Old Georgetown Road, 15th Floor, Bethesda, MD 20814, with a copy to Cooley LLP (which copy shall not constitute notice), attention Darren DeStefano, One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, VA 20190-5656. and (iii) Jeffrey Yordon c/o Sagent Pharmaceuticals, Inc., 1901 North Roselle Road, Suite 700, Schaumberg, Illinois 60195, attention with a copy to Kirkland & Ellis LLP, 300 North LaSalle Street, Chicago, Illinois, 60654, attention of Dennis M. Myers, P.C.

29

Very truly yours,

SAGENT PHARMACEUTICALS, INC.

By:	/s/ Michael Logerfo
	Name:	Michael Logerfo

[Signature Page to Underwriting Agreement]

Vivo Ventures Fund V, L.P.

By: Vivo Ventures V, LLC, its general partner

By:	/s/ Frank Kung
	Name:	Frank Kung

Vivo Ventures Fund VI, L.P.

By: Vivo Ventures VI, LLC, its general partner

By:	/s/ Frank Kung
	Name:	Frank Kung

Vivo Ventures V Affiliates Fund, L.P.

By: Vivo Ventures V, LLC, its general partner

By:	/s/ Frank Kung
	Name:	Frank Kung

Vivo Ventures VI Affiliates Fund, L.P.

By: Vivo Ventures VI, LLC, its general partner

By:	/s/ Frank Kung
	Name:	Frank Kung

[Signature Page to Underwriting Agreement]

CNF Investments II, LLC

By:	/s/ Robert J. Flanagan
	Name:	Robert J Flanagan,
Manager

[Signature Page to Underwriting Agreement]

JEFFREY YORDON

/s/ Jeffrey Yordon
Name:	Jeffrey Yordon

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC
Jefferies LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:	/s/ Jon Zimmerman
	Name:	Jon Zimmerman
	Title:	Vice President

By:	Jefferies LLC

By:	/s/ Michael Brinkman
	Name:	Michael Brinkman
	Title:	Managing Director

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Christopher J. Seiter
	Name:	Christopher J. Seiter
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Schedule I

Selling Shareholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold

Vivo Ventures Fund V, L.P.	406,220	126,545

Vivo Ventures Fund VI, L.P.	471,340	146,831

Vivo Ventures V Affiliates Fund, L.P.	4,767	1,485

Vivo Ventures VI Affiliates Fund, L.P.	3,453	1,076

CNF Investments II, LLC	109,693	390,307

Jeffrey Yordon	62,057	23,756

Total:	1,057,530	690,000

I-1

Schedule II

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. LLC	1,380,000

Jefferies LLC	1,150,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	920,000

Needham & Company, LLC	460,000

Piper Jaffray & Co.	690,000

Total:	4,600,000

II-1

Schedule III

Time of Sale Prospectus

1.	Basic Prospectus dated February 5, 2013

2.	Preliminary Prospectus dated September 9, 2013

3.	Pricing Terms:

a) Firm Shares: 4,600,000

b) Additional Shares: 690,000

c) Price to Public: $21.25 per share

III-1

Annex A-1

[Opinion of letter of Kirkland & Ellis LLP]

September [    ], 2013

Morgan Stanley & Co. LLC

Jefferies LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As Representatives of the several Underwriters named

in Schedule II to the Underwriting Agreement referred

to below.

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re:	Sagent Pharmaceuticals, Inc.

Offering of [    ] shares of Common Stock,

par value $0.01 per share

Ladies and Gentlemen:

We have acted as special legal counsel to Sagent Pharmaceuticals, Inc., a Delaware corporation (the “Company”). We are delivering this letter in response to the requirement in Section 6(c) of the Underwriting Agreement, dated September [    ], 2013 (the “Underwriting Agreement”), among the Company, the selling stockholders named in Schedule I thereto (the “Selling Stockholders”) and Morgan Stanley & Co. LLC, Jefferies LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule II thereto (collectively, “you” or the “Underwriters”), relating to the sale by the Company and the Selling Stockholders to you of [    ] shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the sale by the Selling Stockholders to you of up to an additional [    ] shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are collectively referred to herein as the “Securities.”

In connection with the preparation of this letter, we have, among other things, read:

(a)	the Registration Statement on Form S-3 (Registration No. 333-185645) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 5, 2013, and as subsequently amended, for the purpose of registering the offering of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), and as constituted at the time it became effective in accordance with Rule 430B promulgated under the Securities Act (the “Registration Statement”);

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(b)	the Company’s base prospectus (and all documents specifically incorporated by reference therein), dated January 25, 2013 (the “Base Prospectus”), as supplemented by the Company’s preliminary prospectus supplement, dated September [ ], 2013, relating to the offering and sale of the Securities, as supplemented by the information included in Schedule III to the Underwriting Agreement (the “Time of Sale Information”);

(c)	the Company’s Base Prospectus, as supplemented by the Company’s final prospectus supplement, dated September [ ], 2013, relating to the offering and sale of the Securities (together with the Base Prospectus, the “Prospectus”);

(d)	an executed copy of the Underwriting Agreement;

(e)	the Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on September 3, 2013 (the “Company Certificate of Incorporation”);

(f)	the by-laws of the Company, as currently in effect (the “Company By-Laws”);

(g)	a certified copy of: (1) resolutions of the Board of Directors of the Company, dated September [ ], 2013; and (2) the resolutions dated September [ ], 2013 of the Pricing Committee of the Board of Directors related to the offering and sale of the Securities;

(h)	a certificate dated September [ ], 2013 from the Secretary of State of the State of Delaware as to the good standing of the Company, together with a bringdown thereof dated the date hereof (the “Company Good Standing Certificate”);

(i)	a certificate dated September 3, 2013 from the Secretary of State of Illinois as to the Company’s ability to transact business in the State of Illinois (the “Company Illinois Certificate”);

(j)	a certificate dated September 3, 2013 from the Secretary of State of the State of Wyoming as to the good standing of Sagent Pharmaceuticals together with a facsimile bringdown thereof dated [ ], 2013 (the “Sagent Pharmaceuticals Wyoming Certificate”);

(k)	a certificate dated September 3, 2013 from the Secretary of State of Illinois as to Sagent Pharmaceuticals’ ability to transact business in the State of Illinois together with a facsimile bringdown thereof dated [ ], 2013 (the “Sagent Pharmaceuticals Illinois Certificate”);

(l)	a certificate dated September 3, 2013 from the Secretary of State of West Virginia as to Sagent Pharmaceuticals’ ability to transact business in the State of West Virginia together with a facsimile bringdown thereof dated [ ], 2013 (the “Sagent Pharmaceuticals West Virginia Certificate”);

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(m)	the documents listed on Exhibit A hereto (the “Specified Contracts”);

(n)	copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Securities under the Underwriting Agreement;

(o)	the Notice of Effectiveness from the Commission dated February 5, 2013 with respect to the Registration Statement;

(p)	a certificate from Michael Logerfo, Secretary of the Company, dated the date hereof; and

(q)	such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter, we advise you that:

1.	Based solely on our review of the Company Good Standing Certificate, the Company validly exists as a corporation and is in good standing under the General Corporation Law of the State of Delaware.

2.	The Company is a corporation validly existing under the General Corporation Law of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus.

3.	Based solely on our review of the Company Illinois Certificate, the Company is a foreign corporation in good standing and authorized to transact business in the State of Illinois.

4.	Based solely on our review of the Sagent Pharmaceuticals Wyoming Certificate, Sagent Pharmaceuticals is in existence and in good standing under the Wyoming Business Corporation Act. Sagent Pharmaceuticals is a corporation validly existing under the Wyoming Business Corporation Act, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Information and Prospectus. Based solely on our review of the Sagent Pharmaceuticals Illinois Certificate, Sagent Pharmaceuticals is a foreign corporation in good standing and authorized to transact business in the State of Illinois. Based solely on our review of the Sagent Pharmaceuticals West Virginia Certificate, Sagent Pharmaceuticals is a foreign corporation authorized to transact business in the State of West Virginia.

5.	All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable (provided that we express no opinion as to the Securities in this paragraph).

6.	The Securities have been duly authorized and, when delivered and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid, and non-assessable and

A-1-3

will not have been issued in violation of or subject to preemptive rights under the General Corporation Law of the State of Delaware or any Specified Contract that entitled or will entitle any person to acquire any Shares from the Company upon issuance or sale thereof.

7.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

8.	The execution and delivery of the Underwriting Agreement by the Company, the Company’s issuance and sale of the Securities to you, and the Selling Stockholders’ sale of the Securities to you, do not and will not (i) contravene any Specified Law (as defined herein), provided that we express no opinion as to federal or state securities laws, (ii) conflict with or violate any of the terms or provisions of the Company Certificate of Incorporation and Company By-Laws, or (iii) result in any breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any Specified Contracts, except in each of the cases of clauses (i) and (iii), for any contravention, breach, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business, properties of the Company and its subsidiaries taken as a whole. (The advice in this paragraph is referred to herein as the “No Conflicts Opinion.”)

9.	No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of the Underwriting Agreement or of the issuance and sale of the Securities contemplated by the Underwriting Agreement, the Registration Statement and the Prospectus under any Specified Law, except (A) as have already been obtained or made and are in full force and effect and (B) as required under applicable federal or state securities laws, or the rules and regulations of the Financial Industry Regulatory Authority, Inc. as to which we express no opinion. (The advice in this paragraph is referred to herein as the “No Consents Opinion.”)

10.	The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

11.	Based solely upon our review of the Specified Contracts, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not a party to any agreement that would require the inclusion in the Registration Statement of shares or other securities owned by any person or entity other than the Company and the Selling Stockholders.

12.

The Time of Sale Information, as of [    ] [a.m./p.m.] (Eastern time) on [    ], 2013, the Registration Statement, as of its effective date and the Prospectus, as of its date (except, in each case, (i) for the financial statements, any financial or accounting data, and any supporting schedules (or notes to any such statements, data or schedules) included or incorporated or deemed incorporated by reference therein, or excluded therefrom and (ii) any statements made in the exhibits thereto, as to which, in each case, we express no view),

A-1-4

appeared on their face to be appropriately responsive in all material respects to the requirements as to form of the Securities Act and the applicable rules and regulations thereunder, and, except to the extent expressly stated in paragraph 13 below, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference or deemed incorporated by reference in the Time of Sale Information, the Registration Statement or the Prospectus.

13.	The statements under the captions “Description of Capital Stock,” and “Material U.S. Federal Income and Estate Tax Considerations to Non-U.S. Holders” in the Time of Sale Information and the Prospectus, insofar as such statements constitute a summary of the legal matters or documents referred to therein, are accurate in all material respects.

14.	To our knowledge, there are no legal or governmental proceedings pending to which the Company is a party or to which any property of the Company is subject that are required to be disclosed pursuant to Item 103 of Regulation S-K promulgated under the Securities Act of 1933, that are not described in the Time of Sale information or the Prospectus.

*********

Except for the activities described in this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

We have not undertaken any search of court records for purposes of this letter. We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder; that each such document was duly authorized by all requisite corporate action of parties, other than the Company, and that such documents were duly executed and delivered by each party thereto, other than the Company; and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter.

In preparing this letter, we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Underwriting Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Company or its representatives; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

Whenever this letter provides advice about (or based upon) our knowledge of any particular information, such advice is based entirely on the actual knowledge at the time this letter is delivered on the date it bears by the lawyers with Kirkland & Ellis LLP who have represented or are representing the Company in the offering of the Securities after consultation with other lawyers with Kirkland & Ellis LLP who have represented the Company on other substantive matters.

A-1-5

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States (except that we do not opine as to the federal securities laws with respect to the No Conflicts Opinion and the No Consent Opinion), without our having made any investigation as to the applicability of any specific law unless such advice specifically references a specific law (the “Specified Laws”), and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. None of the opinions or other advice contained in this letter considers or covers, and the term “Specified Law” does not include: (i) any antifraud laws, rules or regulations; (ii) any state securities (or “blue sky”) laws, rules or regulations; (iii) laws, rules or regulations with respect to any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial information derived therefrom set forth in (or omitted from) the Registration Statement or the Prospectus; (iv) any laws, rules or regulations of the Financial Industry Regulatory Authority, Inc.; and (v) any laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Underwriting Agreement including any regulatory laws or requirements specific to the industry in which you or the Company is engaged. We express no opinion as to what law might be applied by any courts to resolve any issue addressed by our opinion, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually be applied to resolve issues which may arise. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute that may arise in the future.

We note that certain of the Specified Contracts are governed by laws other than the Specified Laws. Our advice expressed herein is based on the plain language of such Specified Contracts, without regard to the interpretation of such language under such other laws, and we do not assume any responsibility with respect to the effect on the opinions set forth herein of any interpretation thereof inconsistent with such understanding.

This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason.

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT THIS LETTER AND THE OPINION CONTAINED HEREIN WERE NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THIS LETTER AND THE OPINION CONTAINED HEREIN WERE WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE SECURITIES. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

A-1-6

This letter is being furnished to you and the several Underwriters solely in your capacity as underwriters in connection with the sale of the Securities to you pursuant to the Underwriting Agreement and may only be relied upon by you in your capacity as underwriters. Without our written consent: (i) no person (including any person that acquires any Securities from you) other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Sincerely,

Kirkland & Ellis LLP

A-1-7

Exhibit A

Specified Contracts

1.	Credit and Security Agreement, dated as of June 16, 2009, by and among Sagent Pharmaceuticals, Inc., certain subsidiaries of the borrower named therein, and Midcap Funding I, LLC.

2.	Limited Waiver and Amendment No. 1 Regarding Credit Agreement, dated as of December 9, 2009, by and among Sagent Pharmaceuticals, Inc. and Midcap Funding I, LLC.

3.	Limited Waiver and Amendment No. 2 Regarding Credit Agreement, effective as of March 1, 2010, by and among Sagent Pharmaceuticals, Inc. and Midcap Funding I, LLC.

4.	Amendment No. 3 Regarding Credit Agreement, effective as of May 31, 2010, by and among Sagent Pharmaceuticals, Inc., Midcap Funding IV, LLC and Silicon Valley Bank.

5.	Amendment No. 4 Regarding Credit Agreement, effective as of December 23, 2010, by and among Sagent Pharmaceuticals, Inc., Midcap Funding IV, LLC and Silicon Valley Bank.

6.	Amendment No. 5 Regarding Credit Agreement, effective as of March 8, 2011, by and among Sagent Pharmaceuticals, Inc., Midcap Funding IV, LLC and Silicon Valley Bank.

7.	Credit and Security Agreement, dated as of March 8, 2011, by and among Sagent Pharmaceuticals, Inc. and Midcap Funding III, LLC.

8.	Joinder and Amendment No. 6 Regarding Credit Agreement, dated September 26, 2011, by and among Sagent Pharmaceuticals, Sagent Pharmaceuticals, Inc., Midcap Funding IV, LLC and Silicon Valley Bank.

9.	Joinder and Amendment No. 1 Regarding Credit Agreement, dated September 26, 2011, by and among Sagent Pharmaceuticals, Sagent Pharmaceuticals, Inc., Midcap Funding III, LLC and Silicon Valley Bank.

10.	Form of 2011 Incentive Compensation Plan.

11.	Form of Incentive Stock Option Agreement under the 2011 Incentive Compensation Plan.

12.	Form of Restricted Stock Agreement under the 2011 Incentive Compensation Plan.

13.	Form of Restricted Stock Unit Agreement under the 2011 Incentive Compensation Plan.

14.	Form of Non-Qualified Stock Option Agreement under the 2011 Incentive Compensation Plan.

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15.	Form of Stock Appreciation Rights Agreement under the 2011 Incentive Compensation Plan.

16.	Fourth Amended and Restated Members Agreement, dated as of September 3, 2010, by and among Sagent Holding Co. and certain investors named therein.

17.	Sagent Holding Co. Amended and Restated 2007 Global Share Plan.

18.	Form of Stock Option Agreement under the Sagent Holding Co. Amended and Restated 2007 Global Share Plan.

19.	Manufacture and Supply Agreement, dated as of December 17, 2007, by and among Sagent Pharmaceuticals, Inc., A.C.S. Dobfar S.p.a. and its affiliate, WorldGen LLC.

20.	Development and Supply Agreement, dated as of June 27, 2008, as amended, by and between Sagent Holding Co. and Gland Pharma Limited.

21.	Employment Agreement, dated as of January 20, 2011, by and between Sagent Pharmaceuticals, Inc. and Jeffrey Yordon.

22.	Employment Agreement, dated as of January 20, 2011, by and between Sagent Pharmaceuticals, Inc. and Ronald Pauli.

23.	Employment Agreement. dated as of January 20, 2011, by and between Sagent Pharmaceuticals, Inc. and Michael Logerfo.

24.	Employment Agreement, dated as of January 20, 2011, by and between Sagent Pharmaceuticals, Inc. and Lorin Drake.

25.	Employment Agreement, dated as of January 20, 2011, by and between Sagent Pharmaceuticals, Inc. and Albert Patterson.

26.	Employment Agreement, dated as of September 12, 2011, by and between Sagent Pharmaceuticals, Inc. and Jonathon M. Singer.

27.	Employment Agreement, dated as of March 25, 2013, by and between Sagent Pharmaceuticals, Inc. and James M. Hussey.

28.	Loan and Security Agreement, dated February 13, 2012, by and among Sagent Pharmaceuticals, Inc., Sagent Pharmaceuticals, and Silicon Valley Bank.

29.	First Loan Modification Agreement, dated May 9, 2012, by and among Sagent Pharmaceuticals, Inc., Sagent Pharmaceuticals, and Silicon Valley Bank.

30.	Share Purchase Agreement, dated April 30, 2013, by and between Sagent Pharmaceuticals, Inc. and Chengdu Kanghong Pharmaceuticals (Group) Co. Ltd.

31.	Share Pledge Agreement, dated April 30, 2013, by and between Sagent Pharmaceuticals, Inc. and Chengdu Kanghong Pharmaceuticals (Group) Co. Ltd.

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32.	Loan Contract dated August 24, 2010 by and between Kanghong Sagent (Chengdu) Pharmaceutical Co., Ltd., and the Agricultural Bank of China Ltd.

33.	Loan Contract dated June 9, 2011 by and between Kanghong Sagent (Chengdu) Pharmaceutical Co., Ltd., and the Agricultural Bank of China Ltd.

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Annex A-2

[Negative assurances letter of Kirkland & Ellis LLP]

September [    ], 2013

Morgan Stanley & Co. LLC

Jefferies LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As Representatives of the several Underwriters named

in Schedule II to the Underwriting Agreement referred

to below.

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re:	Sagent Pharmaceuticals, Inc.

Offering of [    ] shares of Common Stock,

par value $0.01 per share (the “Securities”)

Ladies and Gentlemen:

We are issuing this letter in our capacity as special counsel for and at the request of Sagent Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, in response to the requirement in Section 6(c) of the Underwriting Agreement, dated September [    ], 2013 (the “Underwriting Agreement”), among the Company, the selling stockholders named in Schedule I thereto (the “Selling Stockholders”) and Morgan Stanley & Co. LLC, Jefferies LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule II thereto (collectively, “you” or the “Underwriters”).

In the above capacity, we have reviewed the Time of Sale Information (as defined below), the registration statement on Form S-3 (Registration No. 333-185645) (the “Registration Statement”), the Company’s base prospectus (and all documents specifically incorporated by reference therein), dated December 21, 2012 (the “Base Prospectus”), as supplemented by the Company’s final prospectus supplement, dated September [    ], 2013, relating to the offering and

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sale of the Securities (the “Prospectus”). For purposes of this letter, “Time of Sale Information” means collectively, the Company’s preliminary prospectus supplement, dated September [    ], 2013, relating to the offering and sale of the Securities, as supplemented by the information included in Schedule III to the Underwriting Agreement.

The purpose of our professional engagement was not to establish factual matters, and the preparation of the Time of Sale Information, the Prospectus and the Registration Statement involved many determinations of a wholly or partially nonlegal character. Except to the extent otherwise explicitly indicated in numbered paragraph [10] of our other letter to you dated the date hereof with respect to the issuance of the Securities, we have not independently verified, and do not assume any responsibility for, the accuracy, completeness or fairness of the Time of Sale Information, the Prospectus and the Registration Statement and make no representation that the actions taken in connection with the preparation and review of the Time of Sale Information, the Prospectus and the Registration Statement were sufficient to cause the Time of Sale Information, the Prospectus and the Registration Statement to be accurate, complete or fair.

We can, however, confirm that we have participated in the preparation of the Time of Sale Information, the Prospectus and the Registration Statement, other than any documents specifically incorporated by reference therein, and have participated in conferences with representatives of the Company, other counsel for the Company, representatives of the independent accountants of the Company, you and your representatives and counsel during which disclosures in the Time of Sale Information, the Prospectus and the Registration Statement and related matters were discussed, and have reviewed such other documents as we deemed appropriate. We were not engaged by the Company to prepare the periodic reports or other materials incorporated by reference into the Time of Sale Information, the Prospectus and the Registration Statement, and our knowledge about those materials is limited to our review thereof.

Based on the foregoing (relying as to matters of fact to a large extent on statements of officers and other representatives of the Company), we can advise you that nothing has come to our attention that has caused us to conclude that (a) the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Time of Sale Information as of [    ] [a.m./p.m.] (Eastern time) on September [    ], 2013 contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus as of its date or the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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This letter does not consider or cover, and we do not express any view with respect to, (i) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial information or statistical information set forth in (or omitted from) the Time of Sale Information, the Prospectus and the Registration Statement, or (ii) any exhibits to the Registration Statement. The advice in this letter is limited to the federal securities laws of the United States of America. This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent advice.

This letter may be relied upon by you solely in your capacity as underwriters in connection with the closing under the Underwriting Agreement occurring today. Without our written consent: (i) no person (including any person that acquires any Securities from you) other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Very truly yours,

Kirkland & Ellis LLP

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Annex B-1

September [    ], 2013

Morgan Stanley & Co. LLC

Jefferies LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

c/o Morgan	Stanley & Co. LLC

        1585 Broadway

        New York, New York 10036

        Jefferies LLC

        520 Madison Avenue

        New York, New York 10022

        Merrill Lynch, Pierce, Fenner & Smith

                              Incorporated

        One Bryant Park

        New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel to the stockholders named in Schedule A hereto (the “Selling Stockholders”) of Sagent Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with their sale of an aggregate of [    ] shares (the “Securities”) of Common Stock, par value $0. 01 per share, of the Company. This opinion is furnished to you pursuant to Section 6(d) of the Underwriting Agreement, dated September [    ], 2013 (the “Underwriting Agreement”), by and among the Selling Stockholders, Morgan Stanley & Co., LLC, Jefferies LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Company. Capitalized terms not defined in this opinion letter have the meanings ascribed to them in the Underwriting Agreement.

In connection with this opinion, we have examined the following documents: (i) the Underwriting Agreement and (ii) the custody agreement of each of the Selling Stockholders (each a “Custody Agreement”). The agreements referred to in clauses (i) through (ii) above are referred to herein collectively as the “Transaction Documents”.

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We have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of certain Selling Stockholders, public officials and other appropriate persons.

The opinions expressed herein are limited to matters governed by the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act and the federal laws of the United States of America. Our opinion set forth in paragraph 4 below is limited to the effect of Article 8 of the New York Uniform Commercial Code (the “New York UCC”).

Based upon and subject to the foregoing and the assumptions, qualifications and limitations set forth below, we are of the opinion that:

1. Each of the Selling Stockholders listed on Schedule A that is a limited partnership (a) is validly existing and in good standing under the laws of the State of Delaware, and (b) has the power under its limited partnership agreement and the Delaware Revised Uniform Limited Partnership Act to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party.

2. Each of the Transaction Documents has been duly executed and delivered by the Selling Stockholders.

3. The execution and delivery of the Transaction Documents and the sale of the Securities (a) will not violate any provision of New York or federal law, or of the Delaware Revised Uniform Limited Partnership Act (except that we express no opinion as to federal or state securities or “blue sky” laws, including the antifraud provisions of federal and state securities laws), and (b) will not violate the limited partnership agreement of any of the Selling Stockholders.

4. No consent, approval, authorization or order of, or filing with, any New York or United States governmental authority is required to be obtained by any Selling Stockholder in connection with the execution and delivery and performance of the Transaction Documents or for the sale of the Securities, except such as may be required under federal or state securities laws or “blue sky” laws (as to which we express no opinion).

5. The Underwriters have acquired security entitlements with respect to the Securities, and no action based on an “adverse claim” (as defined in Section 8-102 of the UCC) to the Securities may be asserted against the Underwriters with respect to the security entitlements.

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With respect to our opinion set forth in paragraph 5, we have assumed that (a) DTC or other securities intermediary maintaining securities accounts of the Underwriters is a “securities intermediary” within the meaning of Section 8-102 of the UCC and that the jurisdiction of DTC or such securities intermediary is the State of New York, (b) the Underwriters do not have notice of any adverse claim to the Securities to which the security entitlements relate, (c) the Securities have been credited to the Underwriters’ securities accounts at DTC or other securities intermediary, and (d) the Underwriters have paid the purchase price for the Securities in accordance with the Underwriting Agreement.

This opinion is furnished by us to you as the Underwriter in connection with the transactions described herein and is solely for your benefit. Except as otherwise expressly consented to by us in writing, this opinion may not be relied upon for any other purpose or by any other person.

Very truly yours,

Ropes & Gray LLP

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Schedule A to

Ropes & Gray Opinion

Selling Stockholders

Vivo Ventures Fund V, L.P.

Vivo Ventures Fund VI, L.P.

Vivo Ventures V Affiliates Fund, L.P.

Vivo Ventures VI Affiliates Fund, L.P.

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Annex B-2

September     , 2013

Morgan Stanley & Co. LLC

Jefferies LLC

Merrill Lynch, Pierce, Fenner & Smith

                 Incorporated

  As Representatives of the Several Underwriters

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

Jefferies LLC
520 Madison Avenue
New York, New York 10022

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

We have been requested by CNF Investments II LLC, a Delaware limited liability company (the “Selling Stockholder”), to provide you as Representatives of the several Underwriters with this opinion in connection with the sale by the Selling Stockholder of an aggregate of [            ] shares of common stock, par value $0.01 per share (the “Shares”) of Sagent Pharmaceuticals, Inc., a Delaware corporation (the “Company”), pursuant to the Underwriting Agreement dated September     , 2013 (the “Underwriting Agreement”) among the several Underwriters named in Schedule II thereto (the “Underwriters”), the Selling Stockholder and the other selling stockholders named in Schedule I thereto and the Company. We are rendering this opinion pursuant to Section 6(d) of the Underwriting Agreement. Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.

In connection with this opinion, we have examined the Underwriting Agreement and the Custody Agreement to which the Selling Stockholder is a party (the “Custody Agreement”) and have relied upon representations and warranties as to factual matters contained in, and made pursuant to, the Underwriting Agreement and the Custody Agreement by the various parties thereto and have not sought independently to verify such matters. We have also examined and relied upon

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originals or copies of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary to enable us to render the opinion expressed below.

As to certain factual matters, we have relied upon a certificate from the Selling Stockholder (the “Selling Stockholder Certificate”) and have not sought independently to verify such matters.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents by all of the parties thereto (except the due authorization, execution and delivery by the Selling Stockholder of the Underwriting Agreement and Custody Agreement) where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that the Underwriting Agreement is an obligation binding upon the several Underwriters; that the Custody Agreement is an obligation binding upon the custodian thereunder; that the Underwriters have paid the purchase price for the Shares specified in the Underwriting Agreement; that all individuals executing and delivering documents had the legal capacity and competency to so execute and deliver; and that there are no extrinsic agreements or understandings among the parties to the Underwriting Agreement, the Custody Agreement or the Operative Documents (as defined below) that would modify or interpret the terms of any such agreements or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the Delaware Limited Liability Company Act, as amended (the “DLLCA”), the laws of the State of New York and the federal laws of the United States, in each case that in our experience are typically applicable to transactions of the nature contemplated by the Underwriting Agreement and the Custody Agreement. We express no opinion as to whether the laws of any jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

We are not rendering any opinion or assurance as to: (i) any statute, rule, regulation, ordinance, decree or decisional authority relating to antitrust, banking, insurance, land use, usury, environmental, pension, employee benefit, tax, fraudulent conveyance or legal investment, (ii) Regulation T, U or X of the Board of Governors of the Federal Reserve System, (iii) local law or regulations, (iv) compliance with the Investment Company Act of 1940, as amended, or (v) the bylaws, rules or regulations of the Financial Industry Regulatory Authority (“FINRA”). Furthermore, we express no opinion or assurance with respect to compliance with antifraud laws, rules or regulations relating to securities or the offer and sale thereof,

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and we express no opinion or assurance with respect to compliance with federal securities laws or state securities or blue sky laws in connection with the purchase of the Shares or clearance with FINRA.

With regard to our opinion in paragraph 1 below concerning the valid existence and good standing of the Selling Stockholder, we have based our opinion solely upon our review of a certificate issued by the Office of the Secretary of State of the State of Delaware, dated September     , 2013, and such opinion is expressed as of such date. We have made no further investigation.

With regard to our opinion in paragraph 4 below concerning defaults under and breaches by the Selling Stockholder of any Operative Document, we have based our opinion solely upon a review of the agreements and certificate listed on Schedule A hereto (the “Operative Documents”) in the form supplied to us by the Selling Stockholder. We have assumed that each Operative Document will be interpreted in accordance with the plain meaning of the language contained therein.

With regard to our opinion in paragraph 7 below, we have assumed that the Shares are “uncertificated securities” (as defined in Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the “NYUCC”) and have further assumed that when payment, transfer and crediting occur (a) the Shares will have been registered in the name of Cede & Co. (“Cede”) or another nominee designated by The Depository Trust Company (“DTC”) on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (b) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the NYUCC, (c) DTC’s jurisdiction, within the meaning of Section 8-110(b) of the NYUCC, is the State of New York, (d) appropriate entries to the accounts of the several Underwriters in the records of DTC will have been made pursuant to the NYUCC and (e) such accounts are “securities accounts” (as defined in NYUCC Section 8-501(a)).

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1. The Selling Stockholder is a validly existing limited liability company in good standing under the DLLCA.

2. The Selling Stockholder has the requisite limited liability company power to sell, assign and transfer the Shares to be sold by the Selling Stockholder pursuant to the Underwriting Agreement.

3. The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

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4. The Custody Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

5. The execution and delivery of the Underwriting Agreement and the Custody Agreement and the sale of the Shares by the Selling Stockholder pursuant to the Underwriting Agreement will not result in (a) a material breach of any terms or provisions of, or a default by the Selling Stockholder under any Operative Document, or (b) a violation by the Selling Stockholder of the DLLCA or any New York or federal statute, rule or regulation by which the Selling Stockholder is bound that in our experience is typically applicable to transactions of the nature contemplated by the Underwriting Agreement or the Custody Agreement.

6. No consent, approval, authorization or order of, or any filing with, any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated by the Underwriting Agreement and the Custody Agreement in connection with the sale of the Shares to be sold by such Selling Stockholder pursuant to the Underwriting Agreement, other than those that may be required under the federal or state securities or blue sky laws in connection with the purchase and distribution of such Shares by the Underwriters or the rules and regulations of FINRA.

7. Upon payment for the Shares pursuant to the Underwriting Agreement, transfer of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, by registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to the securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of an adverse claim (within the meaning of Section 8-105 of NYUCC) to such Shares), DTC shall be a “protected purchaser” (within the meaning of Section 8-303 of the NYUCC) of such Shares, and each Underwriter will have acquired a “security entitlement” (as defined in Section 8-102 of the NYUCC) with respect to such Shares, free of any “adverse claim” (within the meaning of Section 8-102 of the NYUCC) with respect thereto.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in any law which may hereafter occur.

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This opinion is furnished to you as Representatives of the several Underwriters and is solely for the benefit of the Underwriters, and may not be made available to or relied upon by any other person, firm or entity without our prior written consent.

Very truly yours,

COOLEY LLP

By:
Aaron Velli, Partner

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SCHEDULE A

OPERATIVE DOCUMENTS

•	Limited Liability Company Operating Agreement of CNF Investments II LLC, dated as of January 1, 2006, as amended on January 1, 2008 and August 31, 2011.

•	Certificate of Formation of CNF Investments II LLC as filed with the Delaware Secretary of State on December 27, 2005.

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Annex B-3

September 16, 2013

Morgan Stanley & Co. LLC

Jefferies LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As Representatives of the several Underwriters named

in Schedule II to the Underwriting Agreement referred

to below.

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re:	Selling Stockholder of Sagent Pharmaceuticals, Inc (the “Company”).

Ladies and Gentlemen:

We are issuing this letter on behalf of Jeffrey Yordon, the Chief Executive Officer of Sagent Pharmaceuticals Inc. (the “Selling Stockholder”), in response to the requirement in Section 6(d) of the Underwriting Agreement, dated September 10, 2013 (the “Underwriting Agreement”), among the Company, the selling stockholders named in Schedule I thereto and Morgan Stanley & Co. LLC, Jefferies LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule II thereto (collectively, “you” or the “Underwriters”), relating to the sale by the Selling Stockholder to you of [    ] shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and up to an additional [    ] shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are collectively referred to herein as the “Securities.”

In connection with the preparation of this letter, we have, among other things, read:

(a)

the Registration Statement on Form S-3 (Registration No. 333-185645) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 21, 2012, and as subsequently amended, for the purpose of registering the offering of the

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Securities under the Securities Act of 1933, as amended (the “Securities Act”), and as constituted at the time it became effective in accordance with Rule 430B promulgated under the Securities Act (the “Registration Statement”);

(b)	the Company’s base prospectus (and all documents specifically incorporated by reference therein), dated January 25, 2013 (the “Base Prospectus”), as supplemented by the Company’s preliminary prospectus supplement, dated September 9, 2013, relating to the offering and sale of the Securities, as supplemented by the information included in Schedule III to the Underwriting Agreement (the “Time of Sale Information”);

(c)	the Company’s Base Prospectus, as supplemented by the Company’s final prospectus supplement, dated September [10], 2013, relating to the offering and sale of the Securities (together with the Base Prospectus, the “Prospectus”)

(d)	an executed copy of the Underwriting Agreement;

(e)	an executed copy of the Custody Agreement entered into by the Selling Stockholder;

(f)	the stock ledger of the Company;

(g)	the Specified Contract (as defined below);

(h)	copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Securities to be sold by the Selling Stockholder pursuant to the Underwriting Agreement; and

(i)	such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

1.	The Underwriting Agreement has been duly executed and delivered by the Selling Stockholder.

2.	The Custody Agreement has been duly executed and delivered by or on behalf of the Selling Stockholder and constitutes a valid and binding obligation of the Selling Stockholder in accordance with its terms.

3.

The execution and delivery of the Underwriting Agreement and the Custody Agreement by the Selling Stockholder, and the sale by the Selling Stockholder of the Securities in accordance with the provisions of the Underwriting

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Agreement, do not and will not (i) result in any breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, any agreement listed on the Specified Contract Schedule (the “Specified Contract”), it being expressly understood that in each case we express no opinion as to compliance with any financial covenant or test or cross-default provision in any Specified Contract, (ii) violate or conflict with any judgment, decree or order identified to us by the Selling Stockholder (we note that none were identified) of any court or any judicial, regulatory or other legal or governmental agency or body having jurisdiction over the Selling Stockholder, or (iii) violate any Specified Law, except in each of the case of clause (ii), for any such violation, conflict, breach or default which has been waived by the party or parties with power to waive such violation, conflict, breach or default, and except in each of the cases of clauses (i), (ii) and (iii), for any such violation, conflict, breach or default which, individually or in the aggregate, would not materially adversely affect the ability of the Selling Stockholder to perform its obligations under the Underwriting Agreement or the Custody Agreement.

4.	No consent, approval, authorization, or order of, or qualification with, any governmental body or agency is required to be obtained by the Selling Stockholder under any Specified Law with respect to the sale of the Securities by the Selling Stockholder and the performance by the Selling Stockholder of its obligations under the Underwriting Agreement and the Custody Agreement.

5.

Upon payment for the Securities to be sold by the Selling Stockholder to the Underwriters pursuant to the Underwriting Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the records of DTC to securities accounts of such Underwriters: (A) under Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”), such Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Securities; and (B) assuming such Underwriters have so acquired such security entitlement without notice of any adverse claim (within the meaning of Sections 8-102(a)(1) and 8-105 of the UCC) to such Securities, no action based on any adverse claim (within the meaning of Sections 8-102(a)(1) and 8-105 of the UCC) to such Securities may be asserted against such Underwriters. For purposes of our opinion in this paragraph 5, we have assumed that when such payment, delivery, registration and crediting occur, (x) the Securities being sold by the Selling Stockholder will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the

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Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be a “clearing corporation” and thus a “securities intermediary” within the meaning of Section 8-102 of the UCC and its jurisdiction for purposes of Article 8 of the UCC will be the State of New York and (z) appropriate entries to the securities account or accounts in the name of such Underwriters on the records of DTC will have been made pursuant to the UCC.

* * * * *

Except for the activities described in this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

We have not undertaken any investigation or search of court records for purposes of this letter. We have assumed for purposes of this letter that: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; the parties to the Underwriting Agreement and the Custody Agreement, other than the Selling Stockholder had the power, corporate or other, to enter into and perform all obligations thereunder; each such document was duly authorized by all requisite corporate action of parties, other than the Selling Stockholder, and such documents were duly executed and delivered by each party thereto, other than the Selling Stockholder; and you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter.

In preparing this letter, we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Underwriting Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Selling Stockholder or his representatives; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

The opinion in this letter that any particular contract is a valid and binding obligation or is enforceable in accordance with its terms (an “enforceability opinion”) is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. “General principles of equity” include but are not limited to: principles limiting the

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availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

Whenever this letter provides advice about (or based upon) our knowledge of any particular information, such advice is based entirely on the actual knowledge at the time this letter is delivered on the date it bears by the lawyers with Kirkland & Ellis LLP who have spent substantial time representing the Selling Stockholder in connection with the sale of the Securities effected pursuant to the Prospectus. Our advice on any legal issue addressed in this letter is based exclusively on the internal law of the State of New York or the federal laws of the United States (collectively, the “Specified Laws”), without our having made any investigation as to the applicability of any specific law unless such advice expressly references a specific law, except that the opinions expressed in paragraph 5 of this letter are limited to the effect of Article 8 of the UCC.

Our advice in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. None of the opinions or other advice contained in this letter considers or covers, and the term “Specified Law” does not include: (i) any disclosure requirement or any antifraud laws, rules or regulations or prohibition against misrepresentation; (ii) the federal securities laws, rules and regulations and any state securities (or “blue sky”) laws, rules or regulations; (iii) laws, rules or regulations with respect to any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial information derived therefrom set forth in (or omitted from) the Registration Statement or the Prospectus; (iv) any laws, rules or regulations of the Financial Industry Regulatory Authority, Inc.; and (v) any laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the type covered by the Underwriting Agreement, including any specific to the industry in which you, the Company or the Selling Stockholder is engaged. We express no opinion as to what law might be applied by any courts to resolve any issue addressed by our opinion and we express no opinion as to whether any relevant difference exists

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between the laws upon which our opinions are based and any other laws which may actually be applied to resolve issues which may arise. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute that may arise in the future.

In addition, none of the opinions or other advice contained in this letter covers or otherwise addresses any of the following types of provisions which may be contained in the Custody Agreement: (i) provisions mandating contribution towards judgments or settlements among various parties; (ii) waivers of benefits and rights to the extent they cannot be waived under applicable law; (iii) provisions providing for liquidated damages, late charges and prepayment charges, in each case if deemed to constitute penalties; (iv) provisions which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws; or (v) requirements in the Custody Agreement specifying that provisions thereof may only be waived in writing (these provisions may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents).

We note that the Specified Contract is governed by laws other than the Specified Laws. Our advice expressed herein is based on the plain language of such Specified Contract, without regard to the interpretation of such language under such other laws, and we do not assume any responsibility with respect to the effect on the opinions set forth herein of any interpretation thereof inconsistent with such understanding.

This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason.

This letter is being provided to you pursuant to the provision in the Underwriting Agreement cited in the initial paragraph of this letter and may not be relied upon by you for any other purpose. Without our written consent: (i) no person (including any person that acquires Securities from you) other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Sincerely,

Kirkland & Ellis LLP

B-3-6

Specified Contract Schedule

1.	Employment Agreement, dated January 20, 2011, by and between Sagent Pharmaceuticals, Inc. and Jeffrey Yordon.

B-3-7

ANNEX C

FORM OF LOCK-UP LETTER

                    , 2013

Morgan Stanley & Co. LLC

Jefferies LLC

Merrill Lynch, Pierce, Fenner & Smith

            Incorporated

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Jefferies LLC
520 Madison Avenue
New York, New York 10022

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, Jefferies LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Sagent Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and with the selling shareholders named therein (the “Selling Shareholders”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of              shares (the “Shares”) of the common stock, par value $0.01 per share of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or by will or intestacy, (c) distributions of shares of Common Stock or any security convertible into Common Stock to general or limited partners, members, stockholders or wholly owned subsidiaries of the undersigned, or (d) transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee, distributee, trustee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company, (g) the sale of shares of Common Stock to the Underwriters in the Public Offering pursuant to the Underwriting Agreement, if any, (h) beginning 60 days after the final date of the Prospectus, the exercise of any stock options held by the undersigned in accordance with their terms, including, without limitation, on a “net exercise” basis where the number of shares issued to the undersigned upon exercise is reduced, (i) any repurchase by the Company or any of its subsidiaries of any shares of Common Stock or any security convertible into Common Stock held by the undersigned pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement in connection with the undersigned’s termination of employment with the Company or (j) any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this agreement. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

This agreement shall automatically terminate upon the earliest of: (i) December 31, 2013, in the event that the Underwriting Agreement has not been executed by the Company, Selling Shareholders and the Representatives prior to that date, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Public Offering is withdrawn, and (iii) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Shares to the Underwriters.

The undersigned understands that the Company, the Selling Shareholders and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriters.

Very truly yours,

(Name)

(Address)

C-4